Exhibit 1.1

EXECUTION VERSION

Anthem, Inc.

$1,250,000,000 4.101% Notes due 2028

$850,000,000 4.550% Notes due 2048

UNDERWRITING AGREEMENT

Dated: February 27, 2018

i

EXHIBITS

Exhibit A	–	Selling Securityholders
Exhibit B	–	Underwriters
Exhibit C	–	Pricing Term Sheet
Exhibit D	–	Form of Opinion of Faegre Baker Daniels LLP
Exhibit E	–	Form of Opinion and Negative Assurance of Thomas C. Zielinski, Esq.
Exhibit F	–	Form of Opinion and Negative Assurance of Hogan Lovells US LLP
Exhibit G	–	Issuer Free Writing Prospectuses

ii

Anthem, Inc.

$1,250,000,000 4.101% Notes due 2028

$850,000,000 4.550% Notes due 2048

UNDERWRITING AGREEMENT

February 27, 2018

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

Anthem, Inc., an Indiana corporation (the “Company”), confirms its agreement with the several selling securityholders named in Exhibit A hereto (collectively, the “Selling Securityholders”) and the underwriters named in Exhibit B (collectively, the “Underwriters”), acting severally and not jointly, with respect to the sale by each of the Company and the Selling Securityholders and the purchase by the several Underwriters of the respective principal amounts set forth in such Exhibit A and Exhibit B of the Company’s 4.101% Senior Notes due 2028 and 4.550% Senior Notes due 2048 (together, the “Notes”), of which (i) an aggregate of $1,250,000,000 principal amount of 4.101% Senior Notes due 2028 thereof (the “Secondary Notes”) are proposed to be sold by the Selling Securityholders and purchased by the Underwriters, acting severally and not jointly, and (ii) an aggregate of $850,000,000 principal amount of 4.550% Senior Notes due 2048 thereof (the “Primary Notes”) are proposed to be issued and sold by the Company and purchased by the Underwriters, acting severally and not jointly. Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

The Notes will be issued pursuant to an Indenture dated as of November 21, 2017 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture”), as amended by an Officer’s Certificate (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), with such Officer’s Certificate to be dated the Closing Date referred to in Section 2(b) hereof.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated February 27, 2018 relating to the Notes and a related prospectus dated November 30, 2017 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare with the Securities and Exchange Commission (the “Commission”) a prospectus supplement dated February 27, 2018 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b). The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Notes (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.” All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the Applicable Time.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Representatives and each Underwriter as of the date hereof and as of the Applicable Time (in each case, a “Representation Date”), as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended (the “1939 Act”) and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2) Disclosure Package. The term “Disclosure Package” shall mean the (i) Pre-Pricing Prospectus as of the Applicable Time, (ii) the Pricing Term Sheet (as defined in Section 3(j) below), (iii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit G(i) hereto and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Applicable Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Company Is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) at the time this Agreement was executed and delivered by the parties thereto (the “Execution Time”) (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(5) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the 1933 Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(6) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, including but not limited to the Issuer Free Writing Prospectuses listed on Exhibit G hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date of which the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(7) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Pre-Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Exhibit G hereto or the Registration Statement.

(8) Independent Accountants. Ernst & Young LLP, who has audited the consolidated financial statements and schedules of the Company included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(9) Financial Statements. The consolidated financial statements and schedules of the Company included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, together with the related schedules and notes present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, comprehensive income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries in conformity with U.S. generally accepted accounting principles (“GAAP”) at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except for any normal year-end adjustments and except as described therein (including in the related notes thereto). The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the

Pre-Pricing Prospectus and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the opinion of the Company the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein were based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

(10) No Material Adverse Change in Business. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, neither the Company nor any of its subsidiaries, in the aggregate, has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, there has not been any: (i) material addition, or development involving a prospective material addition, to the Company’s or any of its subsidiaries’ liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of the Company’s subsidiaries that are required to be organized or licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation (each such subsidiary, an “Insurance or Healthcare Subsidiary”) or material change in the capital stock or other ownership interest of the Company or any of its subsidiaries or any material increase in the long-term debt of the Company and its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or GAAP basis, as applicable) of the Company and its subsidiaries considered as a whole (“Material Adverse Effect”).

(11) Incorporation and Good Standing of the Company and its Material Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and corporate authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business, and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each of the Material Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization, with corporate power and corporate authority (or limited partnership or limited liability company power and authority, as applicable) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction. For purposes of this Agreement, “Material Subsidiary” means, at any time any subsidiary which, together with its subsidiaries, has either assets or revenues from operations that exceed 10% of the combined assets or combined revenues from operations, respectively, of the Company and its subsidiaries taken as a whole.

(12) Capitalization. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of each of the Company and its Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and, except as described in the Disclosure Package and the Prospectus, all of the shares of capital stock of the Material Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(13) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(14) The Notes.

(i) The Primary Notes are in the form contemplated by the Indenture and have been duly authorized by the Company and, at the Closing Date, will have been duly executed and issued by the Company and, when the Primary Notes are duly authenticated by the Trustee and delivered by the Company to the Underwriters against payment of the purchase price therefor as provided in this Agreement, the Primary Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally including court decisions interpreting such laws, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the power of courts to award damages in lieu of equitable remedies, (iv) laws and public policy underlying such laws with respect to rights to indemnification and contribution and (v) constitutional bounds on laws that govern the enforceability of choice of law provisions in agreements (the “Enforceability Exceptions”), be entitled to the benefits provided by the Indenture; and the Primary Notes will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus.

(ii) The Secondary Notes are in the form contemplated by the Indenture and have been duly authorized by the Company and, at the Closing Date, will have been duly executed and issued by the Company and when the Secondary Notes are duly authenticated by the Trustee and delivered by the Company to the Selling Securityholders against payment of the purchase price therefor as provided in the Securities Purchase and Registration Rights Agreement, dated the date hereof, between the Company and the Selling Securityholders (the “Securities Purchase and Registration Rights Agreement”), the Secondary Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, be entitled to the benefits provided by the Indenture; and the Secondary Notes will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus.

(15) The Indenture. The Indenture has been duly authorized by the Company; the Base Indenture has been and, at the Closing Date, the Officer’s Certificate, will have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Trustee, the Base Indenture constitutes and, as of the Closing Date, the Officer’s Certificate will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions. The Indenture will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus and at the most recent effective date of the Registration Statement, the Indenture was duly qualified under the 1939 Act.

(16) Absence of Defaults and Conflicts. The issuance and sale of the Primary Notes by the Company and the sale of the Secondary Notes by the Selling Securityholders hereunder, and the entry into and compliance by the Company with all of the provisions of the Notes, this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, license, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case (other than a violation of the articles of incorporation or by-laws or similar organizational documents of the Company or any of its Material Subsidiaries) the effect of which individually or in the aggregate, would be to affect the validity of the Notes or their issuance, to affect adversely the consummation of the transactions contemplated by this Agreement or the Indenture, or to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the transactions contemplated by this Agreement and the Indenture, except such as have been, or will have been, prior to the Closing Date, obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters. Neither the Company nor any of its subsidiaries is (i) in violation of any of its articles of incorporation or by-laws or other organizational instruments, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, license, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, (a) in the case of clause (i) with respect to the Company’s subsidiaries only, where such violation could not reasonably be expected to have a Material Adverse Effect, and (b) in the case of clause (ii), where such default could not reasonably be expected to have a Material Adverse Effect.

(17) Absence of Proceedings. Other than as described or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(18) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(19) Possession of Licenses and Permits. Each of the Company’s Insurance or Healthcare Subsidiaries is duly organized and licensed as such in its respective jurisdiction of incorporation and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Disclosure Package and the Prospectus, each Insurance or Healthcare Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications of and from all insurance or healthcare related regulatory authorities and from the Blue Cross Blue Shield Association (“BCBSA”) to conduct its business (collectively, the “Approvals”), except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; each Insurance or Healthcare Subsidiary is in compliance in all material respects with all license agreements with

BCBSA currently in effect (each, a “BCBS License”) that it is a party to; and, to the knowledge of the Company, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Disclosure Package and the Prospectus.

(20) Absence of Further Requirements. (a) Each of the Company and each of its subsidiaries have made all filings, registrations and declarations with all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals and the BCBSA, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) each of the Company and each of its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations and the BCBSA, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any Approval or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Prospectus.

(21) Sarbanes-Oxley Act. The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(22) Title to Property. Each of the Company and each of its subsidiaries have good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that could not reasonably be expected to have a Material Adverse Effect.

(23) 1940 Act. Neither the Company nor any of its Material Subsidiaries is and, after giving effect to the offering and sale of the Primary Notes, and the application of the proceeds of the sale of the Primary Notes as described in the Disclosure Package and the Prospectus, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), and the rules and regulations thereunder.

(24) Absence of Registration Rights. Other than the Selling Securityholders, there are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered for sale by the Company under the 1933 Act other than those rights that have been disclosed in the Registration Statement, Disclosure Package and the Prospectus.

(25) Internal Controls and Procedures. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(26) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year (i) the Company has not become aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(27) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(28) No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(29) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(30) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(b) Representations and Warranties by the Selling Securityholders. Each Selling Securityholder, severally and jointly, represents and warrants to each Underwriter as of each Representation Date, as follows:

(1) At the Closing Date, such Selling Securityholder will have good and marketable title to the Secondary Notes to be sold by it, free and clear of all liens, and full right, power and authority to effect the sale and delivery of the Secondary Notes; and upon the delivery of, against payment for, the Secondary Notes pursuant to this Agreement, and assuming an Underwriter does not have notice of any adverse claim, such Underwriter will acquire good and marketable title thereto, free and clear of all liens.

(2) Such Selling Securityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder.

(3) No consent, approval or waiver is required under any instrument or agreement to which such Selling Securityholder is a party or by which such Selling Securityholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Secondary Notes that may be sold by such Selling Securityholder under this Agreement or the consummation by such Selling Securityholder of any of the other transactions contemplated hereby.

(4) Such Selling Securityholder will deliver to you prior to or at the Closing Date a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by U.S. Treasury Department regulations in lieu thereof).

(5) Such Selling Securityholder has not and until the Closing Date will not create any derivative or security linked to the Secondary Notes.

(c) Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or any representative of the Selling Securityholders and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Selling Securityholders, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) each Selling Securityholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Securityholders, at a purchase price of 99.550% of the principal amount thereof, plus accrued interest, if any, from March 2, 2018 to the Closing Date hereunder, the principal amount of the Secondary Notes set forth opposite the name of such Selling Securityholder in Exhibit A and (ii) the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 98.784% of the principal amount thereof, plus accrued interest, if any, from March 2, 2018 to the Closing Date hereunder, the principal amount of the Primary Notes set forth opposite the name of such Underwriter in Exhibit B.

(b) Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives, the Selling Securityholders and the Company, at 9:00 A.M. (New York City time) on March 2, 2018 (unless postponed in accordance with the provisions of Section 11 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives, the Selling Securityholders and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made by wire transfer of immediately available funds to (i) in the case of the Secondary Notes, a bank account designated by Credit Suisse Securities (USA) LLC, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Secondary Notes to be purchased by them and (ii) in the case of the Primary Notes, a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Primary Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of the Notes. Delivery of the Notes, which will be represented by one or more definitive global notes in book-entry form, shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The Notes to be so delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture.

SECTION 3. Covenants of the Company. The Company covenants with the Representatives and with each Underwriter participating in the offering of Notes as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) will comply with the requirements of Rule 430B of the 1933 Act Regulations, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to any preliminary prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period (defined below), (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or for additional information regarding any preliminary prospectus or the Prospectus, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any preliminary prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. The Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Applicable Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) and 3(m) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Representatives and counsel to the Underwriters, to qualify the Notes for offering and sale under the applicable state securities or blue sky laws as the Representatives may reasonably designate and in such other jurisdictions as the Company and the Representatives may mutually agree and to maintain such qualifications in effect for so long as required for distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Notes.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Primary Notes in the manner specified in the Disclosure Package and the Prospectus.

(h) Restriction on Sale of Notes. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the Notes or any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, except as set forth herein.

(i) Reporting Requirements. During the Prospectus Delivery Period, the Company shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(j) Pricing Term Sheet. The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) containing certain final terms of the Notes, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representatives, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule. Any such Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(k) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Exhibit G hereto. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (1) (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in the Pricing Term Sheet of the Company contemplated in Section 3(k); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent (which consent shall be confirmed in writing) that would result in the Company being required to file with the Commission under Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(l) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the Notes, any certificates for the Notes, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and expenses of the Company’s counsel, accountants and other advisors; (v) the fees and expenses (including fees and disbursements of counsel) of the Trustee, the transfer agent and registrar for the Notes or any attorneys-in-fact or securities intermediaries in connection with the offer and sale of the Notes, (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky and Legal Investment Survey, and any amendment thereto, (vii) the printing and delivery to the Underwriters of copies of each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (viii) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, (ix) the fees and expenses incurred with respect to the listing of the Notes, if applicable, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes, and (xi) all expenses and application fees incurred in connection with the approval of the Notes for clearance, settlement and book entry transfer through DTC; provided, however, that the aggregate amount of counsel fees and disbursements paid by the Company pursuant to clauses (vi) and (x) above shall not exceed $25,000.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l)(i) or Section 10(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. Except as provided in this Section 4, Section 5, Section 6, Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for (i) the Primary Notes pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof and the performance by the Company of its respective covenants and other obligations hereunder and (ii) the Secondary Notes are subject to the accuracy of the representations and warranties of the Company and the Selling Securityholders contained in Section 1 hereof and in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof and to the performance by the Company and the Selling Securityholders of their respective covenants and other obligations hereunder, and, in each case, to the following further conditions, except that the condition specified in Section 5(k) shall not apply with respect to the Underwriters’ obligation to purchase and pay for the Primary Notes pursuant to this Agreement:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form. The Pre-Pricing Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Indiana Counsel for Company. On the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Faegre Baker Daniels LLP, Indiana Counsel of the Company, and Thomas C. Zielinski, General Counsel of the Company in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, which opinions shall together be to the effect set forth in Exhibit D and Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request

(c) Opinion of Counsel for Company. On the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Hogan Lovells US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. On the Closing Date, the Representatives shall have received an opinion, dated as of the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e) Officers’ Certificate. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to such officers’ knowledge, are threatened by the Commission.

(f) Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(h) No Material Adverse Effect or Ratings Agency Change. Since the Execution Time and prior to the Closing Date: (i) there shall not have occurred any Material Adverse Effect that in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review with possible negative implications, in the rating accorded any debt securities of the Company or the financial strength or claims paying ability of the Company by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the 1934 Act, and as of the Closing Date the Notes shall have the ratings accorded by any “nationally recognized statistical rating organization”, if and as specified in the applicable Pricing Term Sheet, and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings.

(i) No Objection. If the Registration Statement or an offering of Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Additional Documents. On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(k) Securities Purchase and Registration Rights Agreement. The Selling Securityholders shall have purchased the Secondary Notes pursuant to the Securities Purchase and Registration Rights Agreement.

(l) Termination of Agreement. (i) If any condition specified in Sections 5(a)-5(j) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Securityholders at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 4, 7, 8, 9 and 14 hereof shall survive any such termination of this Agreement and remain in full force and effect. (ii) If the condition specified in Section 5(k) shall not have been fulfilled when and as required to be fulfilled, this Agreement, to the extent it relates to the sale of Secondary Notes, may be terminated by the Representatives by notice to the Company and the Selling Securityholders at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that all provisions hereof relating to the purchase and sale of the Primary Notes and Sections 4, 7, 8, 9 and 14 hereof as they relate to the Secondary Notes and/or the Selling Securityholders shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Conditions of the Selling Securityholders’ Obligations. The obligations of the Selling Securityholders to sell and deliver the Secondary Notes on the Closing Date are subject to the conditions that at the Closing Date (i) the Selling Security Holders shall have purchased the Secondary Notes pursuant to the Securities Purchase and Registration Rights Agreement and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. If such conditions shall not have been satisfied, this Agreement to the extent it relates to the sale of Secondary Notes may be terminated by the Selling Securityholders by notice to the Company and the Representatives, without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, all provisions hereof relating to the purchase and sale of the Primary Notes and Sections 4, 7, 8, 9 and 14 hereof as they relate to the Secondary Notes and/or the Selling Securityholders shall survive such termination of this Agreement and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless (i) each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934

Act (each, an “Underwriter Indemnified Party”) and (ii) each Selling Securityholder, its affiliates and its and their officers, directors, employees, partners and members and each person, if any, who controls any Selling Securityholder within the meaning of the 1933 Act or the 1934 Act (each, a “Selling Securityholder Indemnified Party”) against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter Indemnified Party or Selling Securityholder Indemnified Party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter Indemnified Party or Selling Securityholder Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party or Selling Securityholder Indemnified Party, as applicable, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by any Selling Securityholder, as applicable, expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification by the Selling Securityholders. Each Selling Securityholder agrees, severally and not jointly, to indemnify and hold harmless each other Selling Securityholder Indemnified Party and the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 or the 1934 Act (each, a “Company Indemnified Party”) against any and all loss, claim, damage, liability or expense described in the indemnity contained in Section 7(a) hereof, to which any such Indemnified Party (as defined below) may become subject, under the 1933 Act, the 1934 Act, other federal or state statutory law or regulation or otherwise, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by any Selling Securityholder expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by any Selling Securityholder expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing

Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the information regarding the beneficial ownership by such Selling Securityholder of the Secondary Notes set forth in the table under the caption “Selling Securityholders” in the Pre-Pricing Prospectus and the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Selling Securityholders may otherwise have.

(c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Company Indemnified Party and each Selling Securityholder Indemnified Party against any loss, claim, damage, liability or expense, as incurred, to which the Company Indemnified Party or Selling Securityholder Indemnified Party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Securityholders by any Underwriter through the Representatives expressly for use therein; and to reimburse each Company Indemnified Party and each Selling Securityholder Indemnified Party for any legal and other expense reasonably incurred by the Company Indemnified Party or Selling Securityholders Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, each Company Indemnified Party, Selling Securityholder Indemnified Party or Underwriter Indemnified Party (in any such case, an “Indemnified Party”) party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a), (b) or (c) above.

(e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the Indemnified Party against any loss, claim, damage, liability or expense by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. In case any such action shall be brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

SECTION 8. Contribution. If the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Securityholders, as the case may be, on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 7(d), then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Securityholders, as the case may be, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling

Securityholders and the Underwriters, respectively, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Securityholders, as the case may be, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of such Notes as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Securityholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 8, no Selling Securityholder shall be required to contribute any amount in excess of the amount of the cash payment received by such Selling Securityholder pursuant thereto. The Company, Selling Securityholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Exhibit B hereto and not joint.

The obligations of the Company and the Selling Securityholders under this Section 8 shall be in addition to any liability which the Company and the Selling Securityholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any Underwriter, and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any representative of the Selling Securityholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, by or on behalf of any Selling Securityholder, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes.

SECTION 10. Termination.

(a) Termination; General. Prior to the Closing Date, the Representatives may terminate this Agreement by notice given to the Company and the Selling Securityholders if at any time there shall have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (iii) a suspension or material limitation in trading specifically in the Company’s securities on the NYSE; (iv) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 4, 7, 8, 9 and 14 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Notes set forth opposite their respective names on Exhibit B hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 8, Section 9, Section 10 and Section 14 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to (i) the Underwriters shall be directed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM Legal, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Facsimile: (646) 834-8133, Attention: Syndicate Registration and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Facsimile: (212) 507-8999, Attention: Investment Banking Division, (ii) the Selling Securityholders shall be directed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM Legal, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Facsimile: (646) 834-8133, Attention: Syndicate Registration and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Facsimile: (212) 507-8999, Attention: Investment Banking Division and (iii) the Company shall be directed to it at 120 Monument Circle, Indianapolis, Indiana 46204, Attention: General Counsel, with a copy to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004, Attention: Eve N. Howard.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, the Selling Securityholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Selling Securityholders and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 17. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 6:20 p.m. (New York City time) on February 27, 2018 or such other time as agreed by the Company, the Selling Securityholders and the Representatives.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“Pre-Pricing Prospectus” means the preliminary prospectus dated February 27, 2018 relating to the Notes in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement, used in connection with the offering of the Notes that omitted the public offering price of the Notes or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s automatic shelf registration statement on Form S-3ASR (Registration No. 333-221824), as amended, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424(b)” “Rule 430B,” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

SECTION 18. No Advisory or Fiduciary Responsibility. The Company and each of the Selling Securityholders acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company or the Selling Securityholders, as the case may be, on the one hand, and the several Underwriters, on the other hand, and the Company and each of the Selling Securityholders are respectively capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, any Selling Securityholder or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Selling Securityholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or any Selling Securityholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Securityholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Securityholder has consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 19. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Page Follows]

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Securityholders and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Representatives and the Company in accordance with its terms.

Very truly yours,

ANTHEM, INC.

By	/s/ Vincent E. Scher
Name: Vincent E. Scher
Title: Staff Vice President and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC, for itself and as Attorney-in-Fact for each of the several Selling Securityholders named on Exhibit A hereto

By:	/s/ Christopher J. Murphy
Name: Christopher J. Murphy
Title: Managing Director

BARCLAYS CAPITAL INC., for itself and as Attorney-in-Fact for each of the several Selling Securityholders named on Exhibit A hereto

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

MORGAN STANLEY & CO. LLC, for itself and as Attorney-in-Fact for each of the several Selling Securityholders named on Exhibit A hereto

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC, for itself and as Representative for each of the several Underwriters named on Exhibit B hereto

By:	/s/ Christopher J. Murphy
Name: Christopher J. Murphy
Title: Managing Director

BARCLAYS CAPITAL INC., for itself and as Representative for each of the several Underwriters named on Exhibit B hereto

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

MORGAN STANLEY & CO. LLC, for itself and as Representative for each of the several Underwriters named on Exhibit B hereto

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Selling Securityholder	Principal Amount of Secondary Notes
Credit Suisse Securities (USA) LLC	$287,500,000
Barclays Capital Inc.	250,000,000
Morgan Stanley & Co. LLC	250,000,000
Mizuho Securities USA LLC	137,500,000
Citigroup Global Markets Inc.	81,250,000
Deutsche Bank Securities Inc.	81,250,000
Goldman Sachs & Co. LLC	81,250,000
Wells Fargo Securities, LLC	81,250,000

Total	$1,250,000,000

A-1

EXHIBIT B

Name of Underwriter	Principal Amount of Primary Notes	Principal Amount of Secondary Notes
Credit Suisse Securities (USA) LLC	$151,300,000	$287,500,000
Barclays Capital Inc.	125,375,000	250,000,000
Morgan Stanley & Co. LLC	125,375,000	250,000,000
Mizuho Securities USA LLC	49,300,000	137,500,000
Citigroup Global Markets Inc.	17,850,000	81,250,000
Deutsche Bank Securities Inc.	17,850,000	81,250,000
Goldman Sachs & Co. LLC	17,850,000	81,250,000
Wells Fargo Securities, LLC	17,850,000	81,250,000
HSBC Securities (USA) Inc.	59,500,000	—
SunTrust Robinson Humphrey, Inc.	59,500,000	—
U.S. Bancorp Investments, Inc.	59,500,000	—
BNY Mellon Capital Markets, LLC	29,750,000	—
PNC Capital Markets LLC	29,750,000	—
RBC Capital Markets, LLC	29,750,000	—
SMBC Nikko Securities America, Inc.	29,750,000	—
The Huntington Investment Company	29,750,000	—

Total	$850,000,000	$1,250,000,000

B-1

EXHIBIT C

Free Writing Prospectus Filed Pursuant to Rule 433

To Prospectus dated November 30, 2017

Preliminary Prospectus Supplement dated February 27, 2018

Registration Statement File No. 333-221824

ANTHEM, INC.

Offering of:

$1,250,000,000 4.101% Notes due 2028 (the “2028 Notes”)

$850,000,000 4.550% Notes due 2048 (the “2048 Notes”)

(the “Offering”)

Pricing Term Sheet dated

February 27, 2018

The information in this pricing term sheet relates to the Offering and should be read together with the preliminary prospectus supplement dated February 27, 2018 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated November 30, 2017, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration Statement File No. 333-221824). Terms used but not defined herein, with respect to the Offering, have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Company	Anthem, Inc., an Indiana corporation

Ratings*	[Omitted]

Pricing Date	February 27, 2018

Trade Date	February 27, 2018

Settlement Date	March 2, 2018 (T+3)

Aggregate Principal Offering Amount	$1,250,000,000 for the 2028 Notes $850,000,000 for the 2048 Notes

Maturity Date	March 1, 2028 for the 2028 Notes March 1, 2048 for the 2048 Notes

Coupon (Interest Rate)	4.101% for the 2028 Notes 4.550% for the 2048 Notes

Price to Public (Issue Price)	100% of the face amount for the 2028 Notes 99.659% of the face amount for the 2048 Notes

Yield to Maturity	4.101% for the 2028 Notes 4.571% for the 2048 Notes

Spread to Benchmark Treasury	T + 120 basis points for the 2028 Notes T + 140 basis points for the 2048 Notes

Benchmark Treasury	2.750% due February 15, 2028 for the 2028 Notes 2.750% due November 15, 2047 for the 2048 Notes

Benchmark Treasury Price / Yield	98-22+ / 2.901% for the 2028 Notes 91-30 / 3.171% for the 2048 Notes

Interest Payment Dates	March 1 and September 1, commencing September 1, 2018 for the 2028 and 2048 Notes

Optional Redemption Provisions

For the 2028 Notes: On or after May 1, 2020 and prior to December 1, 2027 (the date that is three months prior to the maturity date), make-whole call at Treasury rate plus 20 basis points; par call at any time on or after December 1, 2027

For the 2048 Notes: Prior to September 1, 2047 (the date that is six months prior to the maturity date), make-whole call at Treasury rate plus 25 basis points; par call at any time on or after September 1, 2047

Denomination	$1,000 and integral multiples of $1,000 in excess thereof

Day Count Convention	30/360

Payment Business Days	New York

CUSIP/ISIN Number	036752 AG8 / US036752AG89 for the 2028 Notes 036752 AH6 / US036752AH62 for the 2048 Notes

Joint Book-Running Managers

Credit Suisse Securities (USA) LLC (2028 Notes and 2048 Notes)

Barclays Capital Inc. (2028 Notes and 2048 Notes)
Morgan Stanley Securities & Co. LLC (2028 Notes and 2048 Notes)
Mizuho Securities USA LLC (2028 Notes and 2048 Notes)

Senior Co-Managers

Citigroup Global Markets Inc. (2028 Notes and 2048 Notes)
Deutsche Bank Securities Inc. (2028 Notes and 2048 Notes)
Goldman Sachs & Co. LLC (2028 Notes and 2048 Notes)
Wells Fargo Securities, LLC (2028 Notes and 2048 Notes)

HSBC Securities (USA) Inc. (2048 Notes)
SunTrust Robinson Humphrey, Inc. (2048 Notes)

U.S. Bancorp Investments, Inc. (2048 Notes)

Junior Co-Managers	BNY Mellon Capital Markets, LLC (2048 Notes)
PNC Capital Markets LLC (2048 Notes)
RBC Capital Markets, LLC (2048 Notes)
SMBC Nikko Securities America, Inc. (2048 Notes)
The Huntington Investment Company (2048 Notes)

Selling Securityholders of the 2028 Notes

Selling Securityholders	Principal Amount of 2028 Notes Beneficially Owned and Offered
Credit Suisse Securities (USA) LLC	$287,500,000
Barclays Capital Inc.	250,000,000
Morgan Stanley & Co. LLC	250,000,000
Mizuho Securities USA LLC	137,500,000
Citigroup Global Markets Inc.	81,250,000
Deutsche Bank Securities Inc.	81,250,000
Goldman Sachs & Co. LLC	81,250,000
Wells Fargo Securities, LLC	81,250,000
Total	$1,250,000,000

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. It is expected that delivery of the notes will be made against payment thereof on or about March 2, 2018, which will be the third business day following the date of the pricing of the notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates (File No. 333-221824). Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the Offering will arrange to send you the base prospectus and the Preliminary Prospectus Supplement if you request them by calling Credit Suisse Securities (USA) LLC at 1-800-221-1037, Barclays Capital Inc. at 1-888-603-5847 or Morgan Stanley Securities & Co. LLC at 1-866-718-1649.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT D

FORM OF OPINION OF FAEGRE BAKER DANIELS LLP

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.

2. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. Each of the Base Indenture and the Officer’s Certificate has been duly authorized, executed and delivered by the Company.

5. The Notes have been duly authorized, executed and delivered by the Company.

6. The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Notes (the “Transaction Documents”) and the performance by the Company of its obligations thereunder (including the sale of the Primary Notes as contemplated therein) will not result in any violation of (i) the provisions of the Articles of Incorporation or the Bylaws or (ii) the laws of the State of Indiana or any rule or regulation known to us of any Indiana governmental agency or body having jurisdiction over the Company or any of its properties (except with respect to any Indiana securities or Blue Sky laws, as to which we express no opinion), the effect of which in the case of (ii) above, individually or in the aggregate, would be either to adversely affect the validity or performance of, or consummation of the transactions effected pursuant to, the Transaction Documents or to have a Material Adverse Effect.

7. No consent, approval, authorization or order of, or filing with, any Indiana governmental or regulatory authority or agency or body or any Indiana court is required under the laws of the State of Indiana or any rule or regulation known to us of any Indiana governmental agency or body having jurisdiction over the Company or any of its properties for the Company’s execution, delivery and performance of its obligations under the Underwriting Agreement (including the sale of the Primary Notes), except such as have been obtained and made by the Company and are in full force and effect and such as may be required under state securities or Blue Sky laws.

8. The information in the Registration Statement under Item 15, insofar as it purports to describe the provisions of the Indiana laws, is an accurate and fair summary thereof in all material respects.

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9. The documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) and incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package pursuant to Item 12 of Form S-3 under the 1933 Act (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act, and the regulations of the Commission thereunder. In passing upon compliance as to the form of such documents, we have assumed that the statements made or incorporated by reference therein are complete and correct.

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EXHIBIT E

FORM OF OPINION AND NEGATIVE ASSURANCE OF THOMAS C. ZIELINSKI, ESQ.

1.	Each Material Subsidiary of the Company has been duly organized and is validly existing as a corporation, partnership or limited liability company, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization; and all issued shares of capital stock or other ownership interests of each such Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

2.	Each of the Company and each of its Material Subsidiaries has been duly qualified as a foreign corporation, partnership or limited liability company, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction.

3.	Each Insurance or Healthcare Subsidiary is duly organized and licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation, and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Disclosure Package and the Prospectus, each Insurance or Healthcare Subsidiary has all other Approvals of and from all insurance or healthcare related regulatory authorities to conduct its business, except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; to my knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to my knowledge, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Disclosure Package and the Prospectus.

4.

Each of the Company, and each of its Material Subsidiaries has made all filings with all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; to my knowledge, neither the Company nor any of its Material Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any such subsidiary, which in either case could reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Prospectus.

5.	To my knowledge, there is no legal or governmental proceeding pending or currently being threatened challenging the offering of the Notes by the Underwriters.

6.	No consent, approval, authorization or order of, or filing with, any governmental or regulatory authority or agency or body or any court is required for the Company’s execution, delivery and performance of the Underwriting Agreement or the Indenture, or the issuance and delivery of the Notes, or consummation of the transactions contemplated thereby and by the Disclosure Package and the Prospectus in connection with the issuance or sale of the Primary Notes by the Company, except such as have been obtained and made by the Company and are in full force and effect under the Act and such as may be required under state securities or Blue Sky laws.

7.	The issuance and sale of the Primary Notes by the Company and the sale of the Secondary Notes by the Selling Securityholders as provided in the Underwriting Agreement, the entry into and compliance by the Company with all provisions of the Underwriting Agreement and the Indenture, and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, license, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by the Underwriting Agreement, nor will such action result in any violation of the provisions of (x) the Articles of Incorporation or Bylaws or similar organizational documents, as amended, of the Company or any of its subsidiaries or (y) to my knowledge, any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental or regulatory agency or body having jurisdiction over the Company or any of the Company’s subsidiaries or any of their respective properties, which in the case of (y) above the effect of which, individually or in the aggregate, would be either to adversely affect the validity or performance of, or consummation of the transactions contemplated by, the Underwriting Agreement and the Indenture or to have a Material Adverse Effect.

8.	Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or by-laws or similar organizational document or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, license, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), where such default could not reasonably be expected to have a Material Adverse Effect.

9.	Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that could not reasonably be expected to have a Material Adverse Effect.

In the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Disclosure Package, the Prospectus and the Incorporated Documents, I and attorneys under my supervision have become familiar with the Registration Statement, the Disclosure Package, the Prospectus and the Incorporated Documents, and I or attorneys under my supervision have participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Disclosure Package, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. I or attorneys under my supervision have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters, and my judgments as to materiality are, to the extent I and attorneys under my supervision deem appropriate, based in part upon the views of appropriate officers and other representatives of the Company.

Based on the participation, review and reliance by me and attorneys under my supervision as described above I advise you that nothing came to my attention that would lead me to believe:

•	the Registration Statement, as of its most recent effective date pursuant to Rule 430B under the Securities Act or as of the Applicable Time, together with the Incorporated Documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Disclosure Package, as of the Applicable Time, together with the Incorporated Documents, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof, together with the Incorporated Documents at those dates, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that I express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Incorporated Documents, the Disclosure Package or the Prospectus, or the Trustee’s statement of eligibility on Form T-1.

EXHIBIT F

FORM OF OPINION AND NEGATIVE ASSURANCE OF HOGAN LOVELLS US LLP

(a) (i) The Primary Notes have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture and the Agreement, against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms. (ii) The Secondary Notes constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms. (iii) The specimen copies of each of the global certificates referred to in Paragraph 10 of Schedule 1 attached hereto are each in the form contemplated in the Indenture.

(b) The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, (ii) has been duly executed and delivered on behalf of the Company, and (iii) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) The information in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(d) Based solely upon our review of the information regarding the Company provided through the EDGAR System on the Commission’s website, the Registration Statement became effective under the Securities Act of 1933, as amended (the “1933 Act”). To our knowledge, based upon a review of the Stop Orders page of the Commission’s website (http://www.sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Commission. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act have been made in the manner and within the time period required by Rule 424(b).

(e) At the time the Registration Statement became effective and at the date hereof, the Registration Statement and the Prospectus (except for the documents incorporated by reference and the financial statements and supporting schedules included therein and the Statement of Eligibility on Form T-1 of the Trustee, as to which we express no opinion) comply as to form in all material respects with the requirements of the Trust Indenture Act of 1939 and the Securities Act of 1933 and the applicable rules and regulations thereunder.

(f) The execution, delivery and performance by the Company of the Agreement, the Indenture and the Notes do not (i) violate the Articles of Incorporation or Bylaws of the Company, (ii) constitute a violation by the Company of any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(g) No approval or consent of, or registration or filing with, any federal governmental agency or state governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance by the Company of the Agreement, the Indenture and the Notes.

(h) The Company is not, and immediately following the issuance and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) The statements in the Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements purport to summarize applicable U.S. federal tax laws or legal conclusions with respect thereto, are correct in all material respects.

(j) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof set forth in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities.”

During the course of our professional engagement, we reviewed the Registration Statement on Form S-3 (No. 333-221824) (such Registration Statement, including the documents incorporated by reference therein, the “Registration Statement”), the documents listed on Schedule A hereto (those documents listed on Schedule A, the “Pricing Disclosure Package”), and the base Prospectus, dated November 30, 2017 (the “Base Prospectus”), and the final Prospectus Supplement, dated [__], 2018, as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such Base Prospectus and final Prospectus Supplement, together with the documents incorporated by reference therein, the “Prospectus”) and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement, the Pricing Disclosure Package, and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Pricing Disclosure Package, and the Prospectus (except to the extent stated in paragraphs (c), (i) and (j) of our opinion letter of even date herewith furnished to you in connection with the Closing). Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package, and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i) the Registration Statement, as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the Pricing Disclosure Package, as of [__] [a.m.][p.m.] (New York City time) on [__], 2018, (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus, other than those disclosed therein; or

(v) there are any contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting data contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

(i)	Pricing Term Sheet containing certain final terms of the Notes, substantially in the form of Exhibit C hereto.

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